U.S. SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                     FORM 8-K/A
                                 (Amendment No. 2)


                                   CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): February 17, 2003


                          POINT GROUP HOLDINGS, INCORPORATED
             (Exact name of registrant as specified in its charter)


                                       Nevada
            (State or jurisdiction of incorporation or organization)

                                       0-29113
                              (Commission File Number)


                                      54-1838089
                     (I.R.S. Employer Identification Number)


  2240 Shelter Island Drive, Suite 202 San Diego, California       92106
       (Address of principal executive offices)                  (Zip Code)


                 Registrant's telephone number:  (619) 269-8692


          (Former name or former address, if changed since last report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     (a) Effective on February 17, 2003, the independent accountant who was previously engaged on August 29, 2002 as the principal accountant to audit the Registrant's financial statements, George Brenner, C.P.A., resigned. This accountant never performed any auditing functions for the Registrant.

     During the Registrant's most recent fiscal year and the subsequent interim period preceding such resignation, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. In addition, there were no "reportable events" as described in Item 304(a)(1)(iv)(B)1 through 3 of Regulation S-B that occurred within the Registrant's most recent fiscal year and the subsequent interim period preceding the former accountant's resignation.

     (b) Effective on March 30, 2003, the firm of Beckstead and Watts, LLP has been engaged to serve as the new principal accountant to audit the Registrant's financial statements. The decision to retain this accountant was approved by the Board of Directors. During the Registrant's two most recent fiscal years, and the subsequent interim period prior to engaging this accountant, neither the Registrant (nor someone on its behalf) consulted the newly engaged accountant regarding any matter.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Point Group Holdings, Incorporated



Dated: April 28, 2003                  By: /s/  John Fleming
                                       John Fleming, President

                              EXHIBIT INDEX

Number                        Description

16     Letter on Change in Certifying Accountant (see below).